Exhibit 99.2

Dear Valued Depositor:

I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a Plan of Conversion and Reorganization (the “Plan”), our organization will convert from the mutual holding company form of organization to the stock form of organization. To accomplish the conversion, MSB Financial Corp., newly formed to own Millington Savings Bank, is offering shares of its common stock. Enclosed you will find a Prospectus, a Proxy Statement and a Questions and Answers Brochure describing the offering, the proxy vote and the Plan.

THE PROXY VOTE

Your vote is extremely important for us to meet our goals. Although we have received regulatory approval to implement the Plan, we must receive the approval of our depositors. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING ‘‘AGAINST’’ THE PLAN. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at Millington Savings Bank. Please vote all of the Proxy Cards you receive — none are duplicates! To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or the Internet by following the simple instructions on the Proxy Card.

Our board of directors urges you to vote ‘‘FOR’’ the Plan.

Please note:

•	The proceeds resulting from the sale of stock will support our business strategy.
•

There will be no change to balances, interest rates or other terms of your accounts at Millington Savings Bank as a result of the conversion. Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

•	You will continue to enjoy the same services with the same board of directors, management and staff.
•	Voting does not obligate you to purchase shares of common stock in our offering.

THE STOCK OFFERING

As an eligible depositor of Millington Savings Bank, you have non-transferable rights, but no obligation, to purchase shares of common stock during our Subscription Offering before any shares are made available for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it with full payment. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by hand delivery to Millington Savings Bank’s main office located at 1902 Long Hill Road, Millington, New Jersey, or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern Time, on                     , 2015. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future. Thank you for your continued support as a Millington Savings Bank depositor.

Sincerely,

Michael A. Shriner

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877)             -            ,

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

M

Dear Friend:

I am pleased to tell you about an investment opportunity. MSB Financial Corp., newly formed to own Millington Savings Bank, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering.

Our records indicate that you were a depositor as of the close of business on either September 30, 2013 or March 31, 2015, whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to purchase shares of common stock during our Subscription Offering before any shares are made available for sale to the general public.

Please read the enclosed Prospectus and related materials carefully before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it with full payment. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by hand delivery to Millington Savings Bank’s main office located at 1902 Long Hill Road, Millington, New Jersey, or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern Time, on                     , 2015. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as an MSB Financial Corp. shareholder.

Sincerely,

Michael A. Shriner

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877)             -             ,

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

F

Dear Interested Investor:

I am pleased to tell you about an investment opportunity. MSB Financial Corp., newly formed to own Millington Savings Bank, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of MSB Financial Corp. common stock, complete the enclosed Stock Order Form and return it with full payment. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by hand delivery to Millington Savings Bank’s main office located at 1902 Long Hill Road, Millington, New Jersey, or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern Time, on                     , 2015. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call the Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as an MSB Financial Corp. shareholder.

Sincerely,

Michael A. Shriner

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877)             -             ,

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

C

Dear Sir/Madam:

Keefe, Bruyette & Woods, A Stifel Company, has been retained by MSB Financial Corp. as selling agent in connection with the offering of MSB Financial Corp. common stock.

At the request of MSB Financial Corp., we are enclosing materials regarding the offering of shares of MSB Financial Corp. common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Sincerely,

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

D

IMPORTANT NOTICE

THIS PACKAGE INCLUDES

PROXY CARD(S) REQUIRING

YOUR PROMPT VOTE.

PLEASE VOTE EACH CARD.

THERE ARE NO

DUPLICATE CARDS!

THANK YOU!

PGO

PLEASE VOTE

THE ENCLOSED PROXY CARD!

If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package,

please vote the enclosed replacement Proxy Card.

You may vote by mail using the enclosed envelope, or by following the telephone or Internet voting instructions on the Proxy Card.

PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING

“FOR” THE PLAN OF CONVERSION AND REORGANIZATION (THE “PLAN”).

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE PLAN.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE

COMMON STOCK IN THE OFFERING.

THE CONVERSION WILL CHANGE OUR FORM OF CORPORATE ORGANIZATION, BUT WILL NOT RESULT IN CHANGES TO BANK STAFF, MANAGEMENT OR YOUR DEPOSIT ACCOUNTS

OR LOANS. DEPOSIT ACCOUNTS WILL CONTINUE TO BE INSURED BY THE FDIC, UP TO THE MAXIMUM LEGAL LIMITS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877)             -

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

PG1

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED

PROXY CARD!

Our records indicate that you have not voted the Proxy Card(s)

we mailed to you.

IF YOU ARE UNSURE WHETHER YOU VOTED, PLEASE

VOTE THE ENCLOSED REPLACEMENT PROXY

CARD. YOUR VOTE WILL NOT BE COUNTED TWICE.

NOT VOTING HAS THE SAME EFFECT AS VOTING

AGAINST THE PLAN OF CONVERSION AND

REORGANIZATION (THE “PLAN”).

Your board of directors urges you to vote “FOR” the Plan.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE

SHARES OF COMMON STOCK IN THE OFFERING,

NOR DOES IT AFFECT YOUR MILLINGTON SAVINGS BANK

DEPOSIT ACCOUNTS OR LOANS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877)             -

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday,

except bank holidays.

PG2

YOUR VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT

AS VOTING AGAINST THE PLAN OF CONVERSION AND REORGANIZATION (THE “PLAN”).

In order to implement the Plan,

we must obtain the approval of our voting depositors.

Please disregard this notice if you have already voted.

If you are unsure whether you voted,

vote the enclosed replacement Proxy Card.

Your vote will not be counted twice!

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates!

Please note: Implementing the Plan will not affect your deposit accounts or loans at Millington Savings Bank. Deposit

accounts will continue to be insured by the FDIC, up to the

maximum legal limits. Voting does not require

you to purchase common stock in the offering.

THANK YOU VERY MUCH!

QUESTIONS?

Please call our Information Center toll-free at 1-(877)             -            ,

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday,

except bank holidays.

PG3

REVOCABLE PROXY

MSB FINANCIAL, MHC

SPECIAL MEETING

            , 2015

PLEASE PROMPTLY COMPLETE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED PROXY REPLY ENVELOPE.

(Continued on reverse side)

▲ Fold and detach the above Proxy Card here ▲

Please Support Us.

Your board of directors recommends that

you vote “FOR” the Approval of the Plan of Conversion and

Reorganization.

Your “FOR” Vote is Very Important!

NOT VOTING IS EQUIVALENT TO

VOTING AGAINST THE PROPOSAL.

PLEASE VOTE ALL THE PROXY CARDS RECEIVED.

CONTROL NUMBER	PROXY CARD
	FOR ☐	AGAINST ☐
Please vote by marking one of the following boxes:
1. The approval of the plan of conversion and reorganization (as described in the proxy statement).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED PROPOSAL. NOT VOTING IS THE EQUIVALENT OF VOTING “AGAINST” THE PROPOSAL. PLEASE VOTE ALL CARDS THAT YOU RECEIVE. NONE ARE DUPLICATES. IF SIGNED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED IF NO CHOICE IS MADE HEREON.
VOTING DOES NOT REQUIRE YOU TO PURCHASE SHARES OF MSB FINANCIAL CORP. COMMON STOCK IN THE OFFERING.

Signature (REQUIRED):	Date: , 2015

NOTE: Only one signature is required in the case of a joint deposit account. Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporations or partnership proxies should be signed by an authorized officer.

▲ Fold and detach the above Proxy Card here ▲

YOUR VOTE IS IMPORTANT!

NOT VOTING IS THE EQUIVALENT TO VOTING “AGAINST” THE PROPOSAL.

PLEASE VOTE ALL THE PROXY CARDS RECEIVED.

Internet and telephone voting are quick and simple ways to vote,

available through 11:59 P.M., Eastern Time, on             , 2015.

If you vote by Internet or by telephone, you do NOT need to return your Proxy Card by mail.

VOTE BY INTERNET		VOTE BY TELEPHONE (TOLL FREE)		VOTE BY MAIL
www.myproxyvotecounts.com		1-( ) -

Use the Internet to vote your proxy.

Have the Proxy Card in hand when

you access the web site. You will

need to enter online the 12 digit

Control Number in the box above.

(Each Proxy Card has a unique

Control Number).

	OR	Use any touch-tone telephone to vote your proxy. Have your Proxy Card in hand when you call. You will need the 12 digit Control Number in the box above. (Each Proxy Card has a unique Control Number).	OR	☑ Mark, sign and date your Proxy Card and return it in the enclosed Proxy Reply Envelope.

Questions and Answers

About Our Plan of Conversion and

Reorganization and Related Stock Offering

This pamphlet answers questions about our plan of conversion and reorganization and related stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section.

GENERAL — THE CONVERSION

Our board of directors has determined that the plan of conversion and reorganization is in the best interests of our organization, our customers and the communities we serve.

Q.	What is the plan of conversion and reorganization?

A.

Under our Plan of Conversion and Reorganization (the “Plan”), our organization is converting from the partially public mutual holding company form of organization to the fully public stock form of organization. As of December 31, 2014, MSB Financial, MHC owned 61.7% of the common stock of MSB Financial Corp. (“MSB Financial-Federal”). The remaining 38.3% of the common stock is owned by public shareholders. As a result of the conversion, our newly formed corporation, also named MSB Financial Corp. (“MSB Financial-Maryland”) will own Millington Savings Bank. Shares of common stock of MSB Financial-Maryland representing the ownership interest of MSB Financial, MHC in MSB Financial-Federal are currently being offered for sale.

At the completion of the conversion, public shareholders of MSB Financial-Federal will exchange their shares of common stock for newly issued shares of common stock of MSB Financial-Maryland maintaining their approximate percentage ownership in our organization immediately prior to the conversion, as adjusted for the assets of and dividends waived by MSB Financial, MHC.

At the completion of the conversion, 100% of the common stock of MSB Financial-Maryland will be owned by public shareholders. MSB Financial, MHC’s shares of MSB Financial-Federal will be cancelled, and MSB Financial-Federal and MSB Financial, MHC will cease to exist.

Q.	What are the reasons for the conversion and offering?

A.

Our primary reasons for the conversion and offering are to: eliminate the uncertainties associated with the mutual holding company structure under financial reform legislation; raise additional capital to support our growth strategy; transition us to a more familiar and flexible organizational structure; improve the liquidity of our shares of common stock and to facilitate future mergers and acquisitions.

Q.	Is Millington Savings Bank considered “well-capitalized” for regulatory purposes?

A.	Yes. As of December 31, 2014, Millington Savings Bank was considered “well-capitalized” for regulatory purposes.

Q.	Will customers notice any change in the day-to-day activities of Millington Savings Bank as a result of the conversion and offering?

A.

No. It will be business as usual. The conversion is an internal change in our corporate structure. We will change our name to “Millington Bank” but there will be no change to our board of directors, management, and staff as a result of the conversion. Millington Bank will continue to operate as an independent bank.

Q.	Will the conversion and offering affect customers’ deposit accounts or loans?

A.

No. The conversion and offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation, up to the maximum legal limits. Deposit accounts will not be converted to stock.

THE PROXY VOTE

Although we have received regulatory approval, the Plan is also subject to approval by shareholders and voting depositors.

Q.	Why should I vote “FOR” the Plan?

A.

Your vote “For” the Plan is extremely important to us. Each voting depositor of Millington Savings Bank received a Proxy Card attached to a Stock Order Form. These depositor’s packages also include a Proxy Statement describing the Plan. The Plan cannot be implemented without shareholder and depositor approval. Our board of directors believes that converting to a fully public ownership structure will best support our future growth.

Voting does not obligate you to purchase common stock in the offering.

Q.	What happens if I don’t vote?

A.

Your vote is very important. Not voting the Proxy Cards you receive will have the same effect as voting “Against” the Plan. Without sufficient favorable votes, we cannot proceed with the conversion and related stock offering.

Q.	How do I vote?

A.

Mark your vote, sign and date each Proxy Card enclosed and return the card(s) in the enclosed Proxy Reply Envelope. Alternatively, you may vote by Internet or telephone, by following the simple instructions on the Proxy Card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Telephone and Internet voting are available 24 hours a day.

Q.	How many votes are available to me?

A.

Depositors as of the close of business on                     , 2015 are entitled to one vote for each $100 or fraction thereof on deposit. However, no depositor may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.	Why did I receive more than one Proxy Card?

A.

If you had more than one deposit account on                     , 2015, you may have received more than one Proxy Card, depending on the ownership structure of your accounts. There are no duplicate cards — please promptly vote all the Proxy Cards sent to you.

Q.	More than one name appears on my Proxy Card. Who must sign?

A.

The name(s) reflect the title of your deposit account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

Q.	How many shares are being offered and at what price?

A.

MSB Financial-Maryland is offering for sale between 2,422,500 and 3,277,500 shares of common stock (subject to increase to 3,769,125 shares) at $10.00 per share. No sales commission will be charged to purchasers.

Q.	Who is eligible to purchase stock during the stock offering?

A.

Pursuant to our Plan, non-transferable rights to subscribe for shares of MSB Financial-Maryland common stock in the Subscription Offering have been granted in the following descending order of priority:

Priority #1 — Depositors of Millington Savings Bank with aggregate balances of at least $50 as of the close of business on September 30, 2013;

Priority #2 — Our employee stock ownership plan;

Priority #3 — Depositors of Millington Savings Bank with aggregate balances of at least $50 as of the close of business on March 31, 2015, who are not eligible in Priority # 1 above; and

Priority #4 – Depositors of Millington Savings Bank as of the close of business on                     , 2015, who are not eligible in Priority # 1 or Priority #3 above.

Shares not sold in the Subscription Offering may be offered for sale to the general public in a Community Offering, with a preference given to natural persons including trusts of natural persons residing in Morris and Somerset Counties, New Jersey and then to MSB Financial-Federal’s shareholders as of                     , 2015. Remaining shares may be offered to members of the general public. Shares not sold in the Subscription and Community Offerings may be offered for sale to the general public through a Syndicated Offering.

Q.

I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my Stock Order Form to take advantage of my priority rights?

A.

No...subscription rights are non-transferable! Only those eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the offering.

Q.	How may I buy shares during the Subscription and Community Offerings?

A.

Shares can be purchased by completing a Stock Order Form and returning it, with full payment, so that it is received (not postmarked) before the offering deadline. You may submit your Stock Order Form by overnight delivery to the indicated

address on the Stock Order Form, by hand-delivery to Millington Savings Bank’s main office located at 1902 Long Hill Road, Millington, New Jersey, or by mail using the Stock Order Reply Envelope provided. Please do not mail Stock Order Forms to Millington Savings Bank.

Q.	What is the deadline for purchasing shares?

A.

To purchase shares in the Subscription and Community Offerings, you must deliver a properly completed, signed Stock Order Form, with full payment, so that it is received (not postmarked) before 2:00 p.m., Eastern Time, on                     , 2015. Acceptable methods for delivery of Stock Order Forms are described above.

Q.	How may I pay for the shares?

A.	Payment for shares can be remitted in two ways:

(1)

By personal check, bank check or money order, payable to MSB Financial Corp. These will be deposited upon receipt. We cannot accept wires or third party checks. Millington Savings Bank line of credit checks may not be remitted for this purchase. Please do not mail cash!

(2)

By authorized deposit account withdrawal of funds from your Millington Savings Bank deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at Millington Savings Bank may not be listed for direct withdrawal. See information on retirement accounts below.

Q.	Will I earn interest on my funds?

A.

Yes. If you pay by personal check, bank check or money order, you will earn interest at             % per annum from the date we process your payment until the completion of the conversion and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your Millington Savings Bank deposit account(s), your funds will continue earning interest within the account at the applicable contractual deposit account rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion and offering.

Q.	Are there limits to how many shares I can order?

A.

Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by an individual or individuals exercising subscription rights through a single qualifying account held jointly is 30,000 shares ($300,000). Additionally, no individual, together with any associates, and no group of persons acting in concert with such individual, may purchase more than 100,000 shares ($1.0 million).

More detail on purchase limits, including the definition of “associate” and “acting in concert” can be found in the Prospectus section entitled “The Conversion and Offering — Limitations on Purchases of Shares.”

Q.	May I use my Millington Savings Bank individual retirement account (“IRA”) to purchase shares?

A.

You may use funds currently held in retirement accounts with Millington Savings Bank. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Millington Savings Bank or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the                     , 2015 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q.	May I use a loan from Millington Savings Bank to pay for shares?

A.

No. Millington Savings Bank, by regulation, may not extend a loan for the purchase of MSB Financial-Maryland common stock during the offering. Similarly, you may not use existing Millington Savings Bank line of credit checks to purchase stock during the offering.

Q.	May I change my mind after I place an order to subscribe for stock?

A.

No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent, unless the offering is terminated or is extended beyond                     , 2015, or the number of shares of common stock to be sold is increased to more than 3,769,125 shares or decreased to less than 2,422,500 shares.

Q.	Are directors and executive officers of Millington Savings Bank planning to purchase stock?

A.	Yes! Directors and executive officers, together with their associates, are expected to subscribe for an aggregate of 123,000 shares ($1.23 million).

Q.	Will the stock be insured?

A.	No. Like any common stock, MSB Financial-Maryland common stock will not be insured.

Q.	Will dividends be paid on the stock?

A.

MSB Financial-Federal does not currently pay a cash dividend on its common stock. After the conversion and offering, our board of directors will consider adopting a policy of paying cash dividends. In determining whether to pay dividends and the amount of any dividends, the board of directors will take into account our financial condition and results of operations, tax considerations, capital requirements and alternative uses for capital, industry standards, and economic conditions. We cannot guarantee that we will pay dividends or that, if paid, we will not reduce or eliminate dividends in the future.

Q.	How will MSB Financial-Maryland shares trade?

A.

Upon completion of the conversion and offering, MSB Financial-Maryland shares will replace the existing shares of MSB Financial-Federal and will trade on the Nasdaq Global Market under the symbol “MSBF.” Once the shares have begun trading, you may contact a brokerage or other firm offering investment services in order to buy or sell MSB Financial-Maryland shares in the future.

Q.	If I purchase shares during the Subscription and Community Offerings, when will I receive my shares?

A.

All shares of MSB Financial-Maryland common stock sold in the Subscription and Community Offerings will be issued in book-entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the stock offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership.

THE SHARE EXCHANGE

Q.	What is the share exchange?

A.

The outstanding shares of MSB Financial-Federal common stock held by shareholders at the completion date of the conversion and stock offering will be exchanged for newly issued shares of MSB Financial-Maryland common stock. The number of shares of MSB Financial-Maryland common stock to be received by shareholders will depend on the number of shares sold in the offering. Although the shares of MSB Financial-Maryland common stock will have begun trading, brokerage firms may require that you have received your stock ownership statement prior to selling your shares. Your ability to sell the shares of common stock prior to your receipt of this statement will depend on arrangements you may make with a brokerage firm.

WHERE TO GET MORE INFORMATION

Q.	How can I get more information?

A.

For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at 1-(877)             -            , from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center is not open on bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

SUBSCRIPTION OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER

[MSB Financial, Corp. Letterhead]

[Imprinted with Name & Address of Subscriber]	Date

STOCK ORDER ACKNOWLEDGEMENT

This letter is to acknowledge receipt of your order form to purchase common stock offered by MSB Financial Corp. Please check the following information carefully to ensure that we have entered your order correctly. Each order is assigned an order priority described below. Acceptance of your order does not guarantee that you will receive the shares you have ordered. If there are not sufficient shares available to satisfy all subscriptions, the shares of common stock you will receive is subject to the allocation provisions of the Plan of Conversion and Reorganization, as well as other conditions and limitations described in the MSB Financial Corp. Prospectus dated May     , 2015. Refer to the MSB Financial Corp. Prospectus for further information regarding subscription priorities. Shares will be allocated first to categories in the subscription offering in the order of priority set forth below.

Following completion of the offering, allocation information, when available, will be released as soon as practicable on the following website: https://allocations.kbw.com/

Stock Registration (please review carefully)	Other Order Information:
Name1	Batch #:
Name2	Order #:
Street1	Number of Shares Requested:
Street2	Offering Category:
City, State Zip	(subject to verification; see descriptions below)
Ownership:
Social Security / Tax ID #:

Offering Category Descriptions:

SUBSCRIPTION OFFERING

1.	Depositors of Millington Savings Bank with aggregate balances of at least $50 as of the close of business on September 30, 2013;

2.	Millington Savings Bank’s Employee Stock Ownership Plan;

3.	Depositors of Millington Savings Bank with aggregate balances of at least $50 as of the close of business on March 31, 2015, who are not eligible in category 1 above;

4.	Depositors of Millington Savings Bank as of the close of business on , 2015, who are not eligible in categories 1 or 3 above.

Thank you for your order,

MSB FINANCIAL, CORP.

STOCK INFORMATION CENTER

1-(877)     -

FINAL REMINDER PROXYGRAM (if needed)

[Millington Savings Bank Letterhead]

(Depending on vote status and number of days until the special meeting of depositors, this can be mailed. It can be personalized, as shown - or it can be a short, non-personalized version printed on a postcard. Both alternatives allow quick mailing and quick receipt of the vote, because proxy cards and return envelopes are not enclosed.)

Dear Depositor,

WE REQUEST YOUR VOTE.

Not voting the Proxy Card(s) we mailed to you has the same effect as voting “Against” the Plan of Conversion and Reorganization.

IF YOU HAVE NOT VOTED OR ARE UNSURE WHETHER YOU VOTED:

Please take a few minutes to call the number shown below. A representative of                     , our Independent Voting Agent, will record your confidential vote by phone. This is the quickest way to cast your vote. You do NOT need your Proxy Card in order to vote.

If you are unsure whether you voted, don’t worry. Your vote will not be counted twice.

VOTING HOTLINE:

1- (    )      -      (toll-free)

DAYS/HOURS:

Monday - Friday

     a.m. to      p.m., Eastern Time

I appreciate your participation.

Sincerely,

Michael A. Shriner

President and Chief Executive Officer

BRANCH LOBBY POSTER - VOTE

[This notice should be printed by Millington Savings Bank, and should be placed in the branch lobby after the Stock Information Center opens. Position it in one or more ways: on an easel, on the front doors, on counters, at customer service/branch manager’s desk or electronically on the TVs in the branch.]

HAVE YOU VOTED YET?

We would like to remind eligible depositors to vote on our Plan of Conversion and Reorganization (the “Plan”).

✓	The Plan will not result in changes to our staff or your account relationships with Millington Savings Bank.

✓	Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

✓	Voting does not obligate you to purchase shares of common stock during our stock offering.

Your Board of Directors recommends that you join them in voting

“FOR” the Plan.

If you have questions about voting,

call our Information Center, toll-free,

at 1-(877)     -    ,

from 10:00 a.m. to 4:00 p.m., Monday through Friday.

Our Information Center is closed on bank holidays.

[Millington Savings Bank Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BRANCH LOBBY POSTER – BUY (Optional)

******************************

OUR SUBSCRIPTION STOCK OFFERING EXPIRES                  , 2015

We are conducting a subscription offering of shares of our common stock

UP TO 3,277,500 SHARES

COMMON STOCK

(subject to increase to 3,769,125 shares)

$10.00 Per Share

THIS SUBSCRIPTION OFFERING EXPIRES AT 2:00 P.M., EASTERN TIME,

ON                  , 2015

******************************

If you have questions about the stock offering,

call our Stock Information Center, toll-free, at 1-(877)     -    ,

from 10:00 a.m. to 4:00 p.m., Monday through Friday.

Our Stock Information Center is closed on bank holidays.

[MSB Financial Corp. Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

FINAL BRANCH LOBBY POSTER (if needed)

[To encourage “late” voting. Tear-off phone number slips can accompany this poster. Generally, this poster is used after a Final Reminder Proxygram is mailed.]

PLEASE VOTE NOW!!!

YOU DO NOT NEED YOUR PROXY CARD IN ORDER TO VOTE.

TO PLACE YOUR CONFIDENTIAL VOTE BY PHONE:

Take a minute to call                     , our

Independent Voting Agent, at 1-(    ) -    -

(toll-free), Monday through Friday,

     a.m. to      p.m.

If you are unsure whether you voted already, please call. Your vote will not be counted twice!

YOUR BOARD OF DIRECTORS ASKS THAT YOU VOTE

“FOR” THE PLAN OF CONVERSION AND REORGANIZATION.

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” THE PLAN.

THANK YOU!

[Millington Savings Bank logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BANK STATEMENT ENCLOSURE - VOTE REMINDER SLIP - (Optional)

You may have received a large white envelope containing a Proxy Card(s) to be used to vote on our organization’s Plan of Conversion and Reorganization. If you received a Proxy Card(s), but have not voted, please do so. If you have questions about voting, call our Information Center, toll-free, at 1-(877)     -    , Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time. Our Information Center is closed on bank holidays.

[Millington Savings Bank logo]

BANK WEBSITE VOTE REMINDER NOTICE – (Optional)

HAVE YOU VOTED YET?

YOUR VOTE IS IMPORTANT!

Our depositors and shareholders as of             , 2015 were mailed Proxy Card(s) and other materials requesting them to cast votes regarding our Plan of Conversion and Reorganization.

If you received Proxy Cards but have not voted, please vote by mail, or by following the telephone or Internet voting instructions on the Proxy Card(s). We hope that you will vote “FOR” the Plan. If you have questions about voting, please call our Information Center, toll-free, at 1-(877)     -    , Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time. Our Information Center is closed on bank holidays.

BANK WEBSITE VOTING LINK – (Optional)

HAVE YOU VOTED YET?

Our depositors and shareholders as of             , 2015 were mailed Proxy Card(s) and other materials requesting them to cast votes regarding our Plan of Conversion and Reorganization. If you have not yet voted, a quick way to do so is to click on the link below. This will link you to a confidential voting site.

DEPOSITORS VOTE HERE NOW www.myproxyvotecounts.com

Thank you for taking a few minutes to cast your vote online. Have your Proxy Card in hand so that you can enter online the 12 digit control number printed on your Proxy Card.

SHAREHOLDERS VOTE HERE NOW www.

RECORDED MESSAGE TO HIGH VOTE DEPOSITORS

(This automatic dial message, meant to encourage depositors to open offering/proxy packages, will be used one time - right after the initial packages are mailed)

“Hello - This is Michael Shriner, President and CEO of Millington Savings Bank, calling with a quick message. Within the next few days, you will be receiving a package or packages from us about our stock offering and asking you to vote on an item of importance to our bank and our valued depositors. Please help us by opening the package and voting PROMPTLY. The materials will include a phone number to call if you have questions.

Thank you for voting. We appreciate your business and look forward to continuing to serve you as a customer of Millington Savings Bank.”

EMAIL VOTE REMINDER – (Optional)

(Email reminder is best sent after initial contacts, but before most people will have discarded materials. Suggestion: email this on [Date].)

HAVE YOU VOTED YOUR PROXY CARDS?

YOUR VOTE IS IMPORTANT TO US!

If you were a Millington Savings Bank depositor on             , 2015, you recently received a large white envelope containing proxy materials requesting your vote on our Plan of Conversion and Reorganization.

If you have not yet voted, please promptly vote each Proxy Card you received. None are duplicates! Proxy Cards describe the simple procedures for voting by mail, phone or Internet.

Without sufficient favorable votes, we cannot implement the Plan. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN.

Do you have questions about the Plan or voting?

Please call our Information Center, toll-free, at 1-(877)     -    , Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time. Our Information Center is closed on bank holidays.

We appreciate your participation.